Exhibit 99.2

For Immediate Release

HF2 FINANCIAL MANAGEMENT INC.
TO ACQUIRE Majority Equity interest in
Investment Manager ZAIS Group

-	Transaction facilitates the public flotation of a high quality investment management business focused on specialized credit investments

-	Experienced management team with deep sector expertise and a successful track record of investing through multiple credit and market cycles

-	Approximately $5.0 billion of assets under management on behalf of domestic and foreign institutional investors

-	Significant equity capital investment to accelerate strategic growth initiatives

-	Favorable transaction terms with clear alignment of interests between management, employees and public stockholders

Denver, Colorado, September 17, 2014 – HF2 Financial Management Inc. (“HF2”) (NASDAQ: HTWO), a special purpose acquisition company, announced today that it has entered into a definitive agreement to acquire a majority equity interest in ZAIS Group Parent, LLC (“ZGP”). ZGP is the sole member of ZAIS Group, LLC (“ZAIS”, and together with ZGP, the “Company”), a leading investment management firm focused on specialized credit investments with approximately $5.0 billion of assets under management as of June 30, 2014. The transaction will facilitate the public flotation of ZAIS and provide the Company with significant equity capital to accelerate its strategic growth initiatives and capitalize on current and future market dislocations. The investment is designed to align the interests of the Company’s current owners, management team and key employees with HF2’s public stockholders and to provide incentives for growth over time. The current owners of the Company will not receive any proceeds at the closing of the transaction and will retain a significant equity stake in the Company going forward. The transaction also provides meaningful, long-term equity incentives for employees which will be directly linked to the growth in public stockholder value.

In connection with the transaction, HF2 will be renamed ZAIS Group Holdings, Inc. and will apply to continue its public listing on the Nasdaq Capital Market under the new ticker symbol “ZAIS.” Following the transaction, ZAIS’s management team, under the leadership of Christian Zugel, Founder and Chief Investment Officer, and Mike Szymanski, President, will lead the combined organization.

Bruce Cameron, HF2’s Chairman and Chief Executive Officer, stated, “With approximately $5.0 billion of assets under management, a unique suite of attractive investment products and several promising avenues for long-term growth, we are excited to deliver this transaction to our stockholders. We are partnering with a talented management team that is committed to the growth of the business and whose track record of developing innovative investment products and delivering superior investment results will deliver long-term value to both clients and stockholders of ZAIS.”

Mr. Zugel stated, “Since forming ZAIS in 1997, our team has delivered superior investment results to our clients through multiple market cycles. This transaction with HF2 marks an exciting evolution in our business. With the capital HF2 is delivering to us, we will be able to accelerate several strategic growth initiatives, to expand our business and to capitalize on the unique opportunities in today’s credit markets for the benefit of our clients and stockholders.”

ZAIS Growth Strategy

ZAIS expects to leverage its strong investment track record and significant experience in specialized credit investing to drive the long-term growth of its platform. ZAIS’ objective is to optimize the structured credit process in order to enhance value and deliver superior returns to its clients. ZAIS plans to continue its expansion into origination, securitization and other segments of specialized credit. ZAIS has a variety of initiatives to broaden its platform including, (i) a residential mortgage conduit business, (ii) a commercial real estate CLO business and (iii) a credit derivatives trading and structuring business. The Company is well positioned to leverage its existing capabilities and infrastructure to implement and grow these business lines.

Summary of Transaction Terms

At the closing of the transaction, HF2 will invest approximately $175 million in the Company in exchange for a number of newly issued equity interests in ZGP equal to the number of shares of HF2’s Class A common stock (“Class A Shares”) then outstanding. Following the closing and subject to certain lock-ups and restrictions, the current owners of the Company will have the ability to convert their retained ownership interests in ZGP into a total of 7,000,000 Class A Shares. In addition, following the closing, ZGP will issue up to 1,600,000 equity interests to key employees exchangeable for the same number of Class A Shares, subject to certain lock-ups, vesting requirements and restrictions. HF2’s actual cash investment at closing will be equal to 100% of HF2’s cash on hand, net of transaction expenses. Following the closing and assuming the issuance of 1,600,000 equity interests to key employees, HF2 will own approximately 73% of ZAIS, the current owners will retain approximately 22% of ZAIS and key employees will own the remaining 5%. The estimated ownership percentages and cash delivered at closing assume no HF2 stockholder exercises its right to redeem its Class A Shares for cash at the time of the completion of the transaction and no other closing adjustments.

The transaction is expected to be completed in January 2015, pending HF2 stockholder approval and other customary closing conditions.

Berkshire Capital Securities LLC, EarlyBirdCapital, Inc. and Sandler O’Neill & Partners, L.P. served as financial advisors to HF2. Bingham McCutchen LLP served as legal counsel to HF2, and McDermott Will & Emery LLP served as legal counsel to ZAIS.

Additional information about the transaction, as well as the Company’s operations and historical financial information is contained in the investor presentation filed by HF2 today with the Securities and Exchange Commission (“SEC”). Interested parties should visit the SEC website at www.sec.gov. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which was filed by HF2 with the SEC as an exhibit to a Current Report on Form 8-K on September 17, 2014.

About ZAIS

Founded by Mr. Zugel in 1997, ZAIS Group, LLC is an investment management company focusing on investments in structured credit strategies with approximately $5.0 billion of assets under management as of June 30, 2014. Based in Red Bank, NJ with operations in London and Shanghai, the Company employs 125 professionals across investment management, client relations, information technology, analytics, law, compliance, risk management and operations.

About HF2

HF2 Financial Management Inc. (NASDAQ: HTWO) was formed on October 5, 2012 for the purpose of acquiring one or more businesses in the financial services industry. HF2’s registration statement for its initial public offering was declared effective on March 21, 2013, and the offering closed on March 27, 2013, generating net proceeds of approximately $185.9 million from the sale of 19.2 million Class A Shares, including full exercise of the underwriters’ over-allotment option and Class A Shares purchased by HF2’s founders in a concurrent private placement. As of August 31, 2014, HF2 held approximately $184.8 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Company Contacts:
Bruce Cameron	Mike Szymanski
Chairman and Chief Executive Officer	President
HF2 Financial Management Inc.	ZAIS Group, LLC
Tel: 212-207-1000	Tel: 732-212-2386
bcameron@hf2financial.com	mszymanski@zaisgroup.com

Media Contact:
Doug Donsky
FTI Strategic Communications
Tel: 212-850-5740
Doug.donsky@fticonsulting.com

Forward Looking Statements

This press release, and other statements that HF2 may make, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including, for example, statements about (1) the ability to complete and the benefits of the transaction with the Company; and (2) HF2’s and the Company’s future financial or business performance, strategies, growth initiatives and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

HF2 cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and HF2 assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in HF2’s filings with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the inability of HF2 to consummate the transaction with the Company and realize the benefits of such transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and retain its management and key employees; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement between HF2 and the Company for the business combination; (3) the outcome of any legal proceedings that may be instituted against HF2, the Company or others following announcement of the proposed transaction; (4) the inability to meet Nasdaq’s listing standards following the proposed transaction; (5) the risk that the proposed transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the transactions described herein; (6) costs related to the proposed transaction; (7) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (8) the relative and absolute investment performance of advised or sponsored investment products; (9) the impact of capital improvement projects; (10) the impact of future acquisitions or divestitures; (11) the unfavorable resolution of legal proceedings; (12) the extent and timing of any share repurchases; (13) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (14) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to HF2; (15) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and HF2; (16) the ability to attract and retain highly talented professionals; and (17) the impact of changes to tax legislation and, generally, the tax position of HF2.

HF2’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss, and HF2’s definitive proxy statement in connection with the stockholder vote on the proposed transaction will discuss, these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information and Where to Find It

HF2 intends to file with the SEC a proxy statement on Schedule 14A in connection with the stockholder vote on the proposed transaction. STOCKHOLDERS OF HF2 AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, HF2’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement once available, and other relevant documents, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting HF2’s secretary at HF2 Financial Management Inc., 999 18th Street, Suite 3000, Denver, Colorado 80202. As a result of the review by the SEC of the proxy statement, HF2 may be required to make changes to its description of the Company or other financial or statistical information contained in the proxy statement.

Participants in the Solicitation

HF2 and its directors and officers and EarlyBirdCapital, Inc. (EBC) and Sandler O’Neill & Partners, L.P. (SOP), the underwriters of HF2’s initial public offering, may be deemed participants in the solicitation of proxies to HF2’s stockholders with respect to the proposed transaction. A list of the names of HF2’s directors and officers and a description of their interests in HF2 is contained in HF2’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2014, and will also be contained in the definitive proxy statement for the proposed transaction when available. EBC’s and SOP’s interests in HF2 is contained in HF2’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2014, and the Merger and Acquisition Agreement by and among HF2, EBC and SOP, which is an exhibit to such report, and will also be contained in the definitive proxy statement for the proposed transaction when available. Information about the Company and its officers and directors will also be included in the definitive proxy statement for the proposed transaction.